Exhibit 21

Nucor Corporation

2017 Form 10-K

Subsidiaries

Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Nucor Steel Auburn, Inc.	Delaware
Nucor Steel Birmingham, Inc.	Delaware
Nucor Steel Decatur, LLC	Delaware
Nucor Steel Gallatin LLC	Kentucky
Nucor Steel Jackson, Inc.	Delaware
Nucor Steel Kankakee, Inc.	Delaware
Nucor Steel Kingman, LLC	Delaware
Nucor Steel Marion, Inc.	Delaware
Nucor Steel Memphis, Inc.	Delaware
Nucor Steel Seattle, Inc.	Delaware
Nucor Steel Tuscaloosa, Inc.	Delaware
Nucor Steel Connecticut, Inc.	Delaware
Nucor-Yamato Steel Company	Delaware
Nu-Iron Unlimited	Trinidad
Nucor Castrip Arkansas LLC	Delaware
Harris Steel Inc.	Delaware
Harris U.S. Holdings Inc.	Delaware
Harris Steel ULC	Canada
Magnatrax Corporation	Delaware
The David J. Joseph Company	Delaware
Ambassador Steel Corporation	Indiana
Nucor Energy Holdings Inc.	Delaware
Skyline Steel, LLC	Delaware
Nucor Steel Louisiana LLC	Delaware
Independence Tube Corporation	Illinois
Republic Conduit, Inc.	Delaware
Southland Tube, Inc.	Alabama
St. Louis Cold Drawn LLC	Delaware
Nucor Steel Sedalia LLC	Delaware